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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated November 6, 2002, except for Note 15 which is as of November 21, 2002, relating to the consolidated financial statements and financial statement schedule of QUALCOMM Incorporated, which appears in QUALCOMM Incorporated's Annual Report on Form 10-K for the year ended September 29, 2002.


/s/ PricewaterhouseCoopers LLP
________________________________

PricewaterhouseCoopers LLP


San Diego, California
February 26, 2003